SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201, Richmond, Virginia	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement
On March 12, 2018, but with an effective date of January 6, 2018, Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”) and a subsidiary of Synalloy Corporation, a Delaware corporation, entered into a new Collective Bargaining Agreement (the “CBA”) with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union AFL-CIO, on behalf of Local Union 5852-22 (the “Union”). The Union’s members comprise the majority of Bristol’s workforce at its Munhall, Pennsylvania facility. The CBA, which carries a five-year term, includes a wage increase and profit sharing for the Union’s members.

The description of the CBA contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the CBA. The Company will file the CBA with the U.S. Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ CRAIG C. BRAM
Craig C. Bram
Chief Executive Officer

Dated: March 12, 2018

2